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                                                                    EXHIBIT 23.1


                        Independent Accountants' Consent
                        --------------------------------

The Board of Directors
Valley National Bancorp:

We consent to incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-71546 and 333-71546-01) on Form S-3 dated October 22, 2001 of Valley National Bancorp and VNB Capital Trust I of our report dated January 17, 2001 relating to the consolidated statements of financial condition of Valley National Bancorp and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of Valley National Bancorp and our report dated September 14, 2001 relating to the restated consolidated statements of financial condition of Valley National Bancorp and subsidiaries as of December 31, 2000 and 1999 and the related restated consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the October 1, 2001 Current Report on Form 8-K of Valley National Bancorp. We also consent to the reference to our Firm under the heading "Experts" in the prospectus.


KPMG LLP




Short Hills, New Jersey
October 22, 2001